UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): DECEMBER 30, 2002



                              ELIZABETH ARDEN, INC.
             (Exact name of registrant as specified in its charter)




            Florida                       1-6370                 59-0914138
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)



14100 N.W. 60th Avenue, Miami Lakes, Florida                            33014
(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code:   (305) 818-8000



          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.    Other Events.

           On December 24, 2002, Elizabeth Arden, Inc. (the "Company") and the banks listed therein amended and restated its revolving bank credit facility (the "Amended Facility"). Under the terms of the Amended Facility, (i) JP Morgan Chase Bank assumed the role of administrative agent, with Fleet National Bank becoming the collateral agent, (ii) the size of the credit facility was increased from $175 million to $200 million, (iii) the percentage of eligible accounts receivable forming part of the borrowing base increased from 80% to 85%, assuming a certain dilution percent, (iv) the percentage of eligible finished goods inventory forming a part of the borrowing base was increased from 60% to 65% (from November 1 to April 30) and from 60% to 75% (from May 1 to October 31) and the inventory cap of $87.5 million was eliminated, (v) the interest rates charged on LIBOR loans decreased by between 25 to 50 basis points and the interest rates charged on base rate loans decreased by between 75 to 100 basis points, (vi) all financial maintenance covenants were eliminated and replaced with a fixed charge coverage ratio that will only apply if availability under the facility declines to less than $50 million. Based on the Amended Facility, current availability is approximately $160 million. Other sections of the credit facility were also amended. Filed herewith and incorporated herein by this reference is a copy of the Amended Facility and of the Company's press release, dated December 30, 2002, announcing the execution of the Amended Facility.


Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.


               (c)       Exhibits.

               (4.1) Second Amended and Restated Credit Agreement dated as of December 24, 2002, among the Company, JPMorgan Chase Bank, as administrative agent, Fleet National Bank, as collateral agent, and the Banks listed on the signature pages thereto.

               (99.1)    Press Release dated December 30, 2002.

                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     ELIZABETH ARDEN, INC.

Date: December 30, 2002              /s/ Stephen J. Smith
                                     ------------------------------------
                                     Stephen J. Smith
                                     Executive Vice President and
                                     Chief Financial Officer

                             ELIZABETH ARDEN, INC.

                                    FORM 8-K

                                 CURRENT REPORT

                                 Exhibit Index


Exhibit No.                              Description
-----------                              -----------

(4.1) Second Amended and Restated Credit Agreement dated as of December 24, 2002, among the Company, JPMorgan Chase Bank, as administrative agent, Fleet National Bank, as collateral agent, and the Banks named the Banks listed on the signature pages thereto.

(99.1)          Press Release dated December 30, 2002.